Exhibit 99.1
2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

October 18, 2006

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Growth of Sales, Earnings
in Third Quarter 2006

•	Revenues grow 14.5 percent
•	EPS from continuing operations increases 20 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2006 third-quarter revenues of $6.1 billion, a 14.5 percent increase over third-quarter 2005 revenues of $5.3 billion. Earnings from continuing operations in the quarter increased to $440 million, or $1.08 per share on a fully diluted basis, compared to 2005 third-quarter earnings from continuing operations of $364 million, or $0.90 per share fully diluted. (All per-share data has been adjusted to reflect a two-for-one stock split that occurred March 24, 2006.)

Net earnings, including discontinued operations, were $438 million for third-quarter 2006, or $1.08 per share on a fully diluted basis. In comparison, net earnings including discontinued operations for the third quarter of 2005 were $374 million, or $0.92 per share fully diluted.

Funded backlog at the end of the third quarter was $31.7 billion, and total backlog was $44.4 billion, compared to $30.5 billion and $42.4 billion, respectively, at the end of the second quarter of 2006.

Net cash provided by operating activities was $534 million for the three-month period ending Oct. 1, while free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $452 million.

The company enjoyed sales and operating earnings growth across all four of its operating groups – Information Systems and Technology, Combat Systems, Marine Systems and Aerospace. Overall operating margins improved 40 basis points compared to third quarter 2005. In addition, all four business groups generated substantial orders in the quarter, increasing funded backlog by more than $1 billion and total backlog by about $2 billion over the previous reporting period.

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“General Dynamics has delivered another strong performance in the third quarter of 2006,” said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer. “Revenues and operating earnings increased significantly over the third quarter of 2005, and year-to-date cash generation continues to meet our expectations. Operating margins remained strong in all four business groups, with Marine Systems demonstrating dramatic operating-margin improvement over the year-ago period.

“Our focus on performance across the corporation continues to generate strong results for shareholders,” Chabraja said.

General Dynamics, headquartered in Falls Church, Va., employs approximately 81,100 people worldwide, and expects 2006 revenues of approximately $24 billion. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter securities analyst conference call, scheduled for 11 a.m. Eastern Daylight Time on Wednesday, Oct. 18, 2006. Those accessing the webcast will be able to listen to management’s discussion of the third-quarter results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio™ player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on Oct. 18 and will continue to be available for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 2385419. The telephone replay will be available from 2 p.m. on Oct. 18 until midnight on Nov. 1, 2006.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Third Quarter		Variance
	2006	2005	$	%
NET SALES	$6,069	$5,302	$767	14.5%
OPERATING COSTS AND EXPENSES	5,392	4,727	(665)

OPERATING EARNINGS	677	575	102	17.7%

Interest, Net	(34)	(30)	(4)
Other, Net	1	(4)	5

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	644	541	103	19.0%
Provision for Income Taxes	204	177	(27)

EARNINGS FROM CONTINUING OPERATIONS	$440	$364	$76	20.9%

Discontinued Operations, Net of Tax	(2)	10	(12)

NET EARNINGS	$438	$374	$64	17.1%

EARNINGS PER SHARE—BASIC
Continuing Operations	$1.09	$0.91	$0.18	19.8%
Discontinued Operations	$—	$0.02	$(0.02)

Net Earnings	$1.09	$0.93	$0.16	17.2%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	403.7	402.1

EARNINGS PER SHARE—DILUTED
Continuing Operations	$1.08	$0.90	$0.18	20.0%
Discontinued Operations	$—	$0.02	$(0.02)

Net Earnings	$1.08	$0.92	$0.16	17.4%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	407.2	405.6

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2006	2005	$	%
NET SALES	$17,549	$15,211	$2,338	15.4%
OPERATING COSTS AND EXPENSES	15,627	13,644	(1,983)

OPERATING EARNINGS	1,922	1,567	355	22.7%

Interest, Net	(74)	(93)	19
Other, Net	3	(4)	7

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,851	1,470	381	25.9%
Provision for Income Taxes	604	420	(184)

EARNINGS FROM CONTINUING OPERATIONS	$1,247	$1,050	$197	18.8%

Discontinued Operations, Net of Tax	201	5	196

NET EARNINGS	$1,448	$1,055	$393	37.3%

EARNINGS PER SHARE—BASIC
Continuing Operations	$3.09	$2.61	$0.48	18.4%
Discontinued Operations	$0.50	$0.01	$0.49

Net Earnings	$3.59	$2.62	$0.97	37.0%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	402.9	401.6

EARNINGS PER SHARE—DILUTED
Continuing Operations	$3.07	$2.60	$0.47	18.1%
Discontinued Operations	$0.49	$0.01	$0.48

Net Earnings	$3.56	$2.61	$0.95	36.4%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	406.2	404.7

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter		Variance
	2006	2005	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$2,396	$1,985	$411	20.7%
COMBAT SYSTEMS	1,365	1,240	125	10.1%
MARINE SYSTEMS	1,221	1,171	50	4.3%
AEROSPACE	1,087	906	181	20.0%

TOTAL	$6,069	$5,302	$767	14.5%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$258	$228	$30	13.2%
COMBAT SYSTEMS	164	159	5	3.1%
MARINE SYSTEMS	102	52	50	96.2%
AEROSPACE	165	146	19	13.0%
CORPORATE	(12)	(10)	(2)

TOTAL	$677	$575	$102	17.7%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	10.8%	11.5%
COMBAT SYSTEMS	12.0%	12.8%
MARINE SYSTEMS	8.4%	4.4%
AEROSPACE	15.2%	16.1%
TOTAL	11.2%	10.8%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months		Variance
	2006	2005	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$6,526	$5,750	$776	13.5%
COMBAT SYSTEMS	4,178	3,415	763	22.3%
MARINE SYSTEMS	3,762	3,559	203	5.7%
AEROSPACE	3,083	2,487	596	24.0%

TOTAL	$17,549	$15,211	$2,338	15.4%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$710	$650	$60	9.2%
COMBAT SYSTEMS	483	386	97	25.1%
MARINE SYSTEMS	291	166	125	75.3%
AEROSPACE	476	372	104	28.0%
CORPORATE	(38)	(7)	(31)

TOTAL	$1,922	$1,567	$355	22.7%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	10.9%	11.3%
COMBAT SYSTEMS	11.6%	11.3%
MARINE SYSTEMS	7.7%	4.7%
AEROSPACE	15.4%	15.0%
TOTAL	11.0%	10.3%

Exhibit D

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter 2006		Third Quarter 2005
Cash and Liquidity Information:
Cash	$1,139		$1,754
Short-term Investments	3		—

Total Cash and Short-term Investments	$1,142		$1,754

Short-term Debt	$329		$506
Long-term Debt	2,778		2,787

Total Debt	$3,107		$3,293

Net Debt (A)	$1,965		$1,539

	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities	$534	$1,327	$599	$1,156
Capital Expenditures	(82)	(211)	(72)	(167)

Free Cash Flow from Operations (B)	$452	$1,116	$527	$989

Total Taxes Paid	$241		$101

Other Information:
Depreciation and Depletion	$59		$56
Intangible Asset Amortization	38		25

Depreciation, Depletion and Amortization	$97		$81

Company Sponsored R&D (C)	$100		$86
Employment	81,100		70,600
Sales Per Employee (D)	$309,900		$293,700
Shares Outstanding	404,430,136		402,499,448
Weighted Average Shares Outstanding -
Basic	403,723,024		402,120,282
Diluted	407,177,077		405,606,746

(A)	Net Debt is defined as total debt less cash and short-term investments.
(B)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(C)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(D)	Sales per employee is calculated by dividing net sales for the latest 12-month period by the company’s average employment during that period.

Exhibit E

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RECONCILIATION OF

YEAR-TO-DATE CASH FLOW TO

CHANGE IN NET DEBT (UNAUDITED)

DOLLARS IN MILLIONS

	2006	2005
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,327	$1,156
CAPITAL EXPENDITURES	(211)	(167)

FREE CASH FLOW FROM OPERATIONS	1,116	989

BUSINESS ACQUISITIONS	(2,318)	(277)
ASSET SALES	329	362
DIVIDENDS	(266)	(232)
PROCEEDS FROM OPTION EXERCISES	192	127
SHARE REPURCHASES	(85)	(200)
OTHER	23	9

(INCREASE)/ DECREASE IN NET DEBT	$(1,009)	$778

NET DEBT, BEGINNING OF PERIOD	(956)	(2,317)

NET DEBT, END OF PERIOD	$(1,965)	$(1,539)

Exhibit F

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter 2006
	Funded	Unfunded	Total Backlog	IDIQ Contract Value*	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,344	$2,649	$9,993	$8,444	$18,437
COMBAT SYSTEMS	9,213	1,985	11,198	1,073	12,271
MARINE SYSTEMS	8,640	5,751	14,391	—	14,391
AEROSPACE	6,500	2,329	8,829	—	8,829

TOTAL	$31,697	$12,714	$44,411	$9,517	$53,928

	Second Quarter 2006
	Funded	Unfunded	Total Backlog	IDIQ Contract Value*	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,125	$2,430	$9,555	$7,659	$17,214
COMBAT SYSTEMS	8,314	2,125	10,439	1,190	11,629
MARINE SYSTEMS	8,803	5,162	13,965	—	13,965
AEROSPACE	6,294	2,182	8,476	—	8,476

TOTAL	$30,536	$11,899	$42,435	$8,849	$51,284

	Third Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value*	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,310	$2,748	$10,058	$5,196	$15,254
COMBAT SYSTEMS	7,771	2,416	10,187	861	11,048
MARINE SYSTEMS	8,876	6,660	15,536	—	15,536
AEROSPACE	5,156	2,188	7,344	—	7,344

TOTAL	$29,113	$14,012	$43,125	$6,057	$49,182

*	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

Exhibit G

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AIRCRAFT DELIVERIES (UNAUDITED)

	Third Quarter		Nine Months
	2006	2005	2006	2005
GREEN (UNITS):
LARGE AIRCRAFT	18	17	52	46
MID-SIZE AIRCRAFT	11	7	31	19

TOTAL	29	24	83	65

COMPLETIONS (UNITS):
LARGE AIRCRAFT	18	17	54	43
MID-SIZE AIRCRAFT	8	5	21	16

TOTAL	26	22	75	59

PRE-OWNED:
UNITS	2	3	10	8

SALES (millions)	$54	$56	$204	$132
OPERATING EARNINGS (millions)	$4	$8	$17	$10

Exhibit H

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DISCONTINUED OPERATIONS (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter		Nine Months
	2006	2005	2006	2005
NET SALES	$20	$78	$130	$248
OPERATING COSTS AND EXPENSES	25	65	155	228

OPERATING (LOSS)/ EARNINGS	(5)	13	(25)	20
OTHER (EXPENSE)/INCOME	(1)	2	(1)	1
(LOSS)/GAIN ON DISPOSAL	(1)	—	203	33

(LOSS)/EARNINGS BEFORE TAXES	(7)	15	177	54
TAX (BENEFIT)/ PROVISION	(5)	5	(24)	49

(LOSS)/EARNINGS FROM DISCONTINUED OPERATIONS	$(2)	$10	$201	$5

Exhibit I

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